UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 24, 2020

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On March 24, 2020, Escalade, Incorporated (the “Company”) and its wholly owned subsidiary, Indian Industries, Inc. (“Indian”), entered into the Second Amendment dated as of March 24, 2020 (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of January 21, 2019 among the Company, Indian, each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent. The sole purpose of the Second Amendment was to permit an increase in authorized stock repurchases described in Item 8.01 below.

Item 8.01 Other Events.

In conjunction with the Company and Indian entering into the Second Amendment referred to in Item 1.01 above, the Company’s Board of Directors authorized an increase to the Company’s stock repurchase program, increasing the aggregate limit on the amount available to be expended for stock repurchases by $10,000,000. The Company’s stock repurchases are conducted in accordance with its stock repurchase program as described in and previously disclosed by the Company in its Form 8-K filed with the Securities and Exchange Commission on September 3, 2019 and in its other periodic filings with the SEC, including the Company’s Form 10-Qs and 10-Ks. Under the repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with SEC rules and other applicable legal requirements. Additional stock repurchases, if any, will be made by the Company pursuant to the increased limit no earlier than such time as the Company has updated its repurchase plan and has issued its earnings release and filed its Form 10-Q for the Company’s first fiscal quarter ended March 21, 2020. The Company expects to publicly release its first quarter earnings results and file its first quarter Form 10-Q with the SEC in mid-April.

The Company’s stock repurchase program does not obligate the Company to begin making additional stock repurchases upon filing its first quarter Form 10-Q nor at any specific time thereafter. The program does not require the Company to acquire any specific number of shares, and may be suspended or terminated at any time by the Company. There can be no assurances as to the number of shares, if any, that may be purchased or as to the times, the prices, or any other terms of stock repurchases that the Company may make in the future.

Forward-Looking Statements

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

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Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description

10.1	Second Amendment dated as of March 24, 2020 to the Amended and Restated Credit Agreement dated as of January 21, 2019 among Escalade, Incorporated, Indian Industries, Inc., each of their domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2020	ESCALADE, INCORPORATED

	By:	/s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Vice President and Chief Financial Officer

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